Exhibit 99
Spirit AeroSystems Holdings, Inc.
3801 S. Oliver
Wichita, KS 67278
www.spiritaero.com
Spirit AeroSystems Holdings, Inc. Reports Second Quarter 2007 Revenue and Earnings Growth; Raises 2007 Operating Margin and Earnings Per Share Guidance
■	Second quarter revenues grew 12 percent to $959 million; Operating earnings grew to $102 million

■	Earnings Per Share increased 96 percent to $0.49 as net income grew to $68 million

■	First production 787 forward fuselage delivered to Boeing; Won new military contract from Sikorsky to design and manufacture the composite cockpit and cabin for the CH-53K Heavy Lift Helicopter

■	Increased Total Backlog to $21.8 billion

■	Completed Follow-On Offering of Spirit’s common stock on May 21, 2007
Table 1. Summary Financial Results

	2nd Quarter			Six Months
($’s in Millions, except per share data)	2007	2006	Change	2007	2006	Change
Revenues	$959	$855	12%	$1,913	$1,526	25%
Operating Income	$102	$56	82%	$206	$107	93%
Operating Income as a % of Revenues	10.6%	6.5%	410BPS	10.8%	7.0%	380BPS
Net Income	$68	$30	129%	$138	$52	164%
Net Income as a % of Revenues	7.1%	3.5%	360BPS	7.2%	3.4%	380BPS
Earnings per Share (Fully diluted)	$0.49	$0.25	96%	$0.99	$0.43	130%
Fully Diluted Weighted Avg Share Count (Million)	139.2	119.8		139.2	120.9
     Wichita, Kan., Jul. 26, 2007 — Spirit AeroSystems Holdings, Inc. [NYSE: SPR] reported increases in its second quarter financial results and updated its 2007 financial guidance, citing strong global commercial aerospace markets and improved operational efficiencies.
     Spirit’s second quarter net income rose 129 percent to $68 million from $30 million a year ago, and fully diluted earnings per share rose 96 percent to $0.49 per share from $0.25 per share last year. Revenue for the quarter increased 12 percent to $959 million from $855 million, and the company’s operating margins rose to 10.6 percent from 6.5 percent last year. Second quarter 2007 operating results include a $9.6 million pre-tax expense, or $0.05 per fully diluted share, associated with the company’s follow-on offering of common stock. A majority of the expense, contained in SG&A, reflects an acceleration of FAS123R stock-based compensation expense which will lower stock-based compensation expense in future years.
     “We continued to make good progress on execution of the company’s strategy during the second quarter,” said President and Chief Executive Officer Jeff Turner. “Solid operating performance across the company while executing key development programs and winning new business demonstrate the value we are bringing to our markets, customers, and shareholders,” Turner added. “We are especially proud of the team that worked diligently to secure the Systems Development and Demonstration contract for the Sikorsky CH-53K Helicopter. The win validates the value our design and manufacturing capability brings to customers and markets across the aerospace industry. In addition to executing our business plan during the quarter, we also had a very successful follow-on offering of Spirit common stock. Looking forward, we will continue to focus on converting our substantial backlog into solid financial performance.”
     Spirit’s backlog during the quarter increased from $19.9 billion to $21.8 billion, as combined net orders for 906 aircraft at Boeing and Airbus outpaced their combined deliveries of 230 aircraft. Spirit’s backlog is calculated based on contractual prices for products and expected delivery volumes from the published firm order backlogs of both Boeing and Airbus.
     During the second quarter of 2007, Spirit updated its contract profitability estimates resulting in a favorable change in contract estimates of approximately $3 million. Second quarter 2006 results included a $15 million favorable cumulative catch-up adjustment.
     Cash flow from operations for the second quarter was $14 million, reflecting planned increases in inventory on the 787 program and other development programs. An additional $32 million of cash flow is reflected in the cash flow from financing activities section of the second quarter 2007 cash flow statement. This item represents tax benefits associated with the acceleration of FAS123R stock-based compensation expense driven by the follow-on offering of common stock. Investments in capital expenditures totaled $72 million in the quarter. Over half of the investment in property, plant and equipment supported the start-up of the 787 program.
     Cash balances at the end of the quarter were $127 million, down $30 million from the end of the first quarter 2007, reflecting planned investment in Spirit’s core business, primarily for the 787 program. Debt balances at the end of the second quarter were $609 million, down slightly from first quarter levels. (Table 2)
Table 2. Cash Flow and Liquidity

	2nd Quarter		Six Months
($’s in Millions)	2007	2006	2007	2006

Cash Flow from Operations	$14	$123	$64	$213
Purchases of Property, Plant & Equipment	$(72)	$(86)	$(159)	$(180)

	June 28,	June 29,
Liquidity	2007	2006

Cash	$127	$126
Current Portion of Long-term Debt plus Long-term Debt	$609	$721

Outlook
     The company’s financial guidance for 2007 is increased as operational efficiencies and higher production volumes improve profitability. The company is forecasting solid growth in 2007 that reflects strong operating performance across business segments and higher commercial airplane deliveries versus 2006.
     Spirit’s 2007 revenue expectations are unchanged and expected to be between $4.0 billion and $4.1 billion, approximately 25 percent higher than 2006, as increased market demand for large commercial transport aircraft from Boeing and Airbus drives additional shipset deliveries. This revenue projection is based on previously issued 2007 Boeing and Airbus delivery guidance of 440-445 and 440-450 aircraft, respectively, and includes the initial deliveries to Boeing of Spirit products on the 787 program.
     Table 3 summarizes the company’s financial outlook.
Table 3. Financial Outlook

2007 Guidance
Revenues	$4.0B - $4.1B

Operating Income	$410M - $430M

Operating Income as a % of Revenues	10.0% - 10.7%

Depreciation and Amortization	$115M - $120M

Earnings Per Share (Fully Diluted)	$1.90 - $2.00

Effective Tax Rate	~33.5%

Cash Flow from Operations*	+ / - $280M
Capital Expenditures	+ / - $300M
Customer Reimbursement of Capital Expenditures	~ $45M

Research & Development Expense	+ / - $60M

Average Fully Diluted Shares Outstanding	140M

*	Includes $40-$50 million of customer advances for capital expenditures

     Spirit’s operating margins are now expected to be between 10.0 percent and 10.7 percent and 2007 fully diluted EPS guidance is increased to between $1.90 and $2.00 per share as benefits from cost reductions, productivity initiatives and a slightly lower then expected effective tax rate and fully diluted shares outstanding improve profitability.
     Cash flow from operations remains unchanged and is expected to be +/- $280 million, which includes additional working capital spending for the new 787 program. Fiscal 2007 capital expenditures are expected to be +/- $300 million. Approximately 50 percent of the capital expenditures will be utilized to complete the installation of production capacity for the new 787 program. Spirit anticipates approximately $45 million of customer reimbursement to partially offset these capital expenditures.
     Depreciation and amortization expenses are reduced and now forecasted to be between $115 and $120 million as new capital equipment is placed into service.
     Additionally for 2007, Research and Development expense is expected to be approximately $60 million and SG&A expense is expected to be approximately $200 million, both unchanged from the prior quarter guidance.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements that reflect the plans and expectations of Spirit AeroSystems Holdings, Inc. To the extent that statements in this press release do not relate to historical or current facts, they constitute forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “continue,” or other similar words. These statements reflect Spirit AeroSystems Holdings, Inc.’s current view with respect to future events and are subject to risks and uncertainties, both known and unknown. Such risks and uncertainties may cause the actual results of Spirit AeroSystems Holdings, Inc. to vary materially from those anticipated in forward-looking statements, and therefore we caution investors not to place undue reliance on them. Potential risks and uncertainties include, but are not limited to: our customers’ aircraft build rates; the ability to enter into supply arrangements with additional customers and satisfy performance requirements under existing contracts; any adverse impact on our customers’ production of aircraft; the success and timely progression of our customers’ new programs including, but not limited to The Boeing Company’s 787 aircraft program; future levels of business in the aerospace and commercial transport industries; competition from original equipment manufacturers and other aerostructures suppliers; the effect of governmental laws; the effect of new commercial and business aircraft development programs; the cost and availability of raw materials; the ability to recruit and retain highly skilled employees and relationships with unions; spending by the United States and other governments on defense; the continuing ability to operate successfully as a stand alone company; the outcome of ongoing or future litigation and regulatory actions; and exposure to potential product liability claims. Additional information as to factors that may cause actual results to differ materially from our forward-looking statements can be found in Spirit AeroSystems Holdings, Inc.’s filings with the United States Securities and Exchange Commission. Spirit AeroSystems Holdings, Inc. undertakes no obligation and does not intend to update publicly any forward-looking statements after the date of this press release, except as required by law.

Appendix
Segment Results
Fuselage Systems
     Fuselage Systems segment revenue for the second quarter was $450 million, up 9 percent over the same period last year as deliveries on the 737 and 777 programs increased. Fuselage Systems posted strong segment operating margins of 18.3 percent during the second quarter 2007, up from 15.8 percent in the same period of 2006 as R&D expense on the 787 program declined and higher production rates were realized. A favorable cumulative catch-up adjustment of $7 million was recognized in the segment for the second quarter of 2006.
Propulsion Systems
     Propulsion Systems segment revenue for the second quarter was $259 million, up 15 percent over the same period last year as deliveries increased in support of primary customer production volume. Propulsion Systems posted improved segment operating margins of 17.0 percent for the second quarter 2007, up from 13.0 percent in the same period of 2006 as R&D expense on the 787 program declined and higher production rates were realized. A favorable cumulative catch-up adjustment of $6 million was recognized in the segment for the second quarter of 2006.
Wing Systems
     Wing Systems segment revenue for the second quarter was $245 million, up from $207 million over the same period last year, an increase of 19 percent. Wing Systems posted segment operating margins of 11.6 percent for the second quarter 2007, up from 6.5 percent in the same period of 2006 as R&D expense on the 787 program declined. A favorable cumulative catch-up adjustment of $2 million was recognized in the segment for the second quarter of 2006.

Table 4. Segment Reporting

	2nd Quarter				Six Months
($’s in Millions, except margin percent)	2007	2006	Change		2007	2006[1]	Change
Segment Revenues
Fuselage Systems	$449.7	$414.5	8.5%		$894.9	$768.2	16.5%
Propulsion Systems	$259.2	$225.2	15.1%		$519.6	$441.7	17.6%
Wing Systems	$245.4	$207.1	18.5%		$486.6	$299.1	62.7%
All Other	$4.5	$8.6	(47.7)%		$11.8	$17.2	(31.4)%

Total Segment Revenues	$958.8	$855.4	12.1%		$1,912.9	$1,526.2	25.3%

Segment Earnings from Operations
Fuselage Systems	$82.1	$65.4	25.5%		$165.1	$125.5	31.6%
Propulsion Systems	$44.0	$29.3	50.2%		$84.3	$59.1	42.6%
Wing Systems	$28.4	$13.5	110.4%		$51.6	$19.0	171.6%
All Other	$0.7	$1.6	(56.3)%		$1.5	$2.1	(28.6)%

Total Segment Operating Earnings	$155.2	$109.8	41.3%		$302.5	$205.7	47.1%

Unallocated Corporate SG&A Expense	$(51.9)	$(53.3)	2.6%		$(94.4)	$(96.7)	2.4%
Unallocated Research & Development Expense	$(1.2)	$(0.5)	(140.0)%		$(2.2)	$(2.4)	8.3%

Total Earnings from Operations	$102.1	$56.0	82.3%		$205.9	$106.6	93.2%

Segment Operating Earnings as % of Revenues
Fuselage Systems	18.3%	15.8%	248	BPS	18.4%	16.3%	211	BPS
Propulsion Systems	17.0%	13.0%	396	BPS	16.2%	13.4%	284	BPS
Wing Systems	11.6%	6.5%	505	BPS	10.6%	6.4%	425	BPS
All Other	15.6%	18.6%	(305	)BPS	12.7%	12.2%	50	BPS

Total Segment Operating Earnings as % of Revenues	16.2%	12.8%	335	BPS	15.8%	13.5%	234	BPS

Total Operating Earnings as % of Revenues	10.6%	6.5%	410	BPS	10.8%	7.0%	378	BPS

[1]	Includes Spirit Europe acquired on April 1, 2006
Contact information:
Investor Relations: Phil Anderson (316) 523-1797
Media: Sam Marnick (316) 523-3330

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2007	2006	2007	2006
	($ in millions, except per share data)
Net Revenues	$958.8	$855.4	$1,912.9	$1,526.2
Operating costs and expenses:
Cost of sales	788.7	716.0	1,583.5	1,249.0
Selling, general and administrative	54.3	55.3	99.4	100.1
Research and development	13.7	28.1	24.1	70.5

Total Costs and Expenses	856.7	799.4	1,707.0	1,419.6
Operating Income	102.1	56.0	205.9	106.6
Interest expense and financing fee amortization	(9.5)	(11.7)	(18.4)	(22.9)
Interest income	7.2	6.9	14.8	14.0
Other income, net	1.8	1.5	3.8	2.9

Income From Continuing Operations Before Income Taxes	101.6	52.7	206.1	100.6
Income tax provision	(33.6)	(23.0)	(68.3)	(48.4)

Net Income	$68.0	$29.7	$137.8	$52.2

Earnings per share
Basic	$0.50	$0.26	$1.04	$0.46
Diluted	$0.49	$0.25	$0.99	$0.43

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Balance Sheets

	June 28,	December 31,
	2007	2006
	(unaudited)
	($ in millions)
Current assets
Cash and cash equivalents	$127.0	$184.3
Accounts receivable, net	261.7	200.2
Other receivable	75.5	43.0
Inventory, net	1,097.5	882.2
Income tax receivable	15.8	21.7
Other current assets	93.6	89.1

Total current assets	1,671.1	1,420.5
Property, plant and equipment, net	891.6	773.8
Long-term receivable	145.8	191.5
Pension assets	223.4	207.3
Other assets	118.5	129.1

Total assets	$3,050.4	$2,722.2

Current liabilities
Accounts payable	$385.7	$339.1
Accrued expenses	213.6	198.5
Current portion of long-term debt	23.8	23.9
Other current liabilities	24.4	8.2

Total current liabilities	647.5	569.7
Long-term debt	585.2	594.3
Advance payments	613.2	587.4
Other liabilities	149.4	111.8
Shareholders’ equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, Class A par value $0.01, 200,000,000 shares authorized, 102,499,588 and 63,345,834 issued and outstanding, respectively	1.0	0.6
Common stock, Class B par value $0.01, 150,000,000 shares authorized, 37,071,864 and 71,351,347 shares issued and outstanding, respectively	0.4	0.7
Additional paid-in capital	913.0	858.7
Accumulated other comprehensive income	76.9	72.5
Retained earnings / (deficit)	63.8	(73.5)

Total shareholders’ equity	1,055.1	859.0

Total liabilities and shareholders’ equity	$3,050.4	$2,722.2

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Cash Flow (unaudited)

	For the Six Months	For the Six Months
	Ended June 28, 2007	Ended June 29, 2006
	($ in millions)
Operating activities
Net income	$137.8	$52.2
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	43.7	14.2
Amortization expense	3.8	4.0
Accretion of long-term receivable	(10.8)	(10.1)
Employee stock compensation expense	20.5	26.3
Excess tax benefits from share-based payment arrangements	(34.5)	—
Loss on disposition of assets	0.1	—
Deferred taxes	13.7	2.3
Pension, net	(16.1)	(4.2)
Changes in assets and liabilities, net of acquisition
Accounts receivable	(46.2)	(101.2)
Inventory, net	(212.4)	(53.2)
Other current assets	2.2	(3.6)
Accounts payable and accrued liabilities	41.1	92.8
Customer advances	54.2	200.0
Income taxes payable	38.5	(22.7)
Deferred revenue and other deferred credits	23.5	—
Other	5.0	15.8

Net cash provided by operating activities	64.1	212.6

Investing Activities
Purchase of property, plant and equipment	(159.2)	(180.0)
Proceeds from sale of assets	0.2	—
Acquisition of business, net of cash required	—	(145.4)
Long-term receivable	11.4	—
Financial derivatives	2.5	2.0

Net cash (used in) investing activities	(145.1)	(323.4)

Financing Activities
Principal payments of debt	(10.8)	(5.4)
Excess tax benefits from share-based payment arrangements	34.5	—
Executive stock investments/(repurchases)	(0.5)	0.5

Net cash provided by (used in) financing activities	23.2	(4.9)

Effect of exchange rate changes on cash and cash equivalents	0.5	0.1

Net (decrease) in cash and cash equivalents for the period	(57.3)	(115.6)
Cash and cash equivalents, beginning of the period	184.3	241.3

Cash and cash equivalents, end of the period	$127.0	$125.7